SCHEDULE R14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange
                           Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement

[   ]     Confidential, for Use of the Commission Only (as
          permitted by Rule 14a-6(e)(2))

[ X ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material under Rule 240.14a-12

                        INNOVO GROUP INC.

        (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     (4)  Proposed maximum aggregate value of transaction:



     (5)  Total fee paid:




[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:




     (2)  Form, Schedule or Registration Statement No.:



     (3)  Filing Party:



     (4)  Date Filed:

                        INNOVO GROUP INC.
                 5900 S. Eastern Ave., Suite 104
                   Commerce, California 90040
                         (323) 725-5516


                         April 21, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Innovo Group Inc. (the "Company"), which will be held at The Wyndham Commerce Hotel, 5757 Telegraph Road, Commerce, CA 90040, (near Los Angeles, CA), on Thursday, May 22, 2003. The Annual Meeting will begin promptly at 10:00 a.m. local time.

     The accompanying Notice and Proxy Statement, which you are urged to read carefully, provide important information regarding the business to be conducted at the Annual Meeting.

     Your Board of Directors recommends a vote "FOR" all of the proposals and nominees.

     You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you do attend the meeting, you may vote in person even if you have submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. If you hold your shares in "street name" (that is, through a bank, broker or other nominee), please review the instructions on the proxy forwarded by your bank, broker or other nominee regarding the option, if any, to vote on the Internet or by telephone. If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

     On behalf of the Board of Directors, I thank you for your support and continued interest in the Company.


                              Sincerely,



                              Samuel J. Furrow
                              Chairman

                        INNOVO GROUP INC.
                 5900 S. Eastern Ave., Suite 104
                   Commerce, California 90040
                         (323) 725-5516

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON THURSDAY, MAY 22, 2003

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Innovo Group Inc. (the "Company") will be held Thursday, May 22, 2003 at 10:00 a.m. (local time) at The Wyndham Commerce Hotel, 5757 Telegraph Road, Commerce, CA 90040, to consider and act upon the following proposals:

     1. To elect seven directors to serve on the Board of Directors until the 2004 annual meeting of stockholders and until their respective successors are elected and qualified;

     2.    To approve and  ratify  the  issuance  of  options  to
purchase up to 750,000 shares  of Common Stock    granted to  the
Company's CEO and the Company's President; and

     3.    To ratify the appointment of Ernst & Young, LLP as the
Company's  independent  auditors  for  the  fiscal  year   ending
November 30, 2003;

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record of the Company at the close of business on April 17, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of the Company's stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days before the Annual Meeting at the Company's offices.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even though he or she has returned a proxy.

                              By Order of the Board of Directors

                              Samuel J. Furrow
                              Chairman
                              Los Angeles, CA
                              April 21, 2003

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                        INNOVO GROUP INC.
                 5900 S. Eastern Ave. Suite 104
                   Commerce, California 90040

                         PROXY STATEMENT

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                     THURSDAY, MAY 22, 2003


INTRODUCTION

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished, on or about April 21, 2003, to the stockholders of Innovo Group Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 22, 2003 at 10:00 a.m. (local time) The Wyndham Commerce Hotel, 5757 Telegraph Road, Commerce, CA 90040, and any adjournment thereof. The Company's 2002 Annual Report, which includes its consolidated financial statements and is not part of the proxy solicitation material, is being mailed with this Proxy Statement.

     At the Annual Meeting, the holders of the Company's Common Stock (the "Common Stock") will vote upon: (a) the election of seven directors to serve until the Company's 2004 annual meeting of stockholders and until their respective successors are elected and qualified; (b) the approval and ratification of the issuance of options to purchase an aggergrate of 750,000 shares of the Company's common stock to each of the Company's Chief Executive Officer, and the Company's President (the "Option Grant Proposal"); (c) the ratification of the appointment of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending November 30, 2003; and (d) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     A proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     Subject to such revocation, if the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. If no instruction is specified with respect to a written matter to be acted upon, shares represented by the proxy will be voted: (a)
"FOR" election of the Board of Director's seven nominees for director; (b) "FOR" the Option Grant Proposal; and (c) "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

     If  any other matters are properly brought before the Annual
Meeting,  proxies will be voted in the discretion  of  the  proxy
holders.   The  Company is not aware of any other matters  to  be
presented at its Annual Meeting.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the material used in the Solicitation of Proxies will be borne entirely by the Company. It is contemplated that the proxies will be solicited by mail, but directors, officers and regular employees of the Company may solicit proxies personally, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities that may be voted at the Annual Meeting are the Company's shares of Common Stock. Each outstanding share of Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. Holders of Common Stock do not have cumulative voting rights. The close of business on April 17, 2003 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, it is expected that approximately 15,129,764 shares of Common Stock will be outstanding and entitled to vote. The presence, in person or by proxy, of the holders of record of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

     A  plurality  of  the votes duly cast by holders  of  Common
Stock is required for the election of the directors. That is, the nominees receiving the greatest number of votes will be elected.

     Approval and ratification of the Option Grant Proposal requires the affirmative vote of a majority of the votes duly cast by holders of Common Stock.

     Ratification of the appointment of Ernst & Young, LLP as the
Company's  independent  auditors  for  the  fiscal  year   ending
November 30, 2003 requires the affirmative vote of a majority of the votes duly cast by holders of Common Stock.

     Unless otherwise required by law or the Company's Certificate of Incorporation or the Company's Amended and Restated Bylaws (the "Bylaws"), any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes duly cast by holders of Common Stock.

     Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

     In connection with the election of the director nominees, the approval of the Option Grant Proposal, the ratification of the appointment of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending November 30, 2003 and the adoption of all other proposals that may properly come before the Annual Meeting, abstentions and broker non-votes will not be deemed "votes cast" and accordingly will not have the effect of votes in opposition.

NO APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with any of the proposals upon which a vote is scheduled to be taken at the Annual Meeting.

THE  BOARD  OF  DIRECTORS RECOMMENDS THAT STOCKHOLDERS  VOTE  FOR
APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.



          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information as of March 25, 2003 concerning beneficial ownership of Common Stock by (1) each person or entity known by the Company to beneficially own more than 5% of the outstanding Common Stock, (2) each Director and nominee for election as a Director of the Company, (3) each Named Executive Officer, and (4) all Directors and executive officers of the Company as a group. The information as to beneficial ownership has been furnished by the respective stockholders, Directors and executive officers of the Company, and, unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.



                                    Shares of Common Stock Beneficially
       Name and                                    Owned (1)
       Offices                      Number                      Percent
 Samuel J.(Sam) Furrow              3,338,293 (2)(9)            21.28%
 Chairman and Director

 Hubert Guez                        6,337,537 (3)              34.82%
 5804 E. Slauson Avenue
 Commerce, California 90040

 Patricia Anderson                    683,146 (4)               4.46%
 President and Director

 Daniel A. (Dan) Page                 353,251 (5)(9)            2.36%
 Director

 Samuel J. (Jay) Furrow, Jr.        1,713,158 (6)               10.69%
 CEO, COO and Director

 Marc B. Crossman                     241,975 (7)(9)            1.60%
 Chief Financial Officer
 and Director

 John G. Looney, MD                   185,641 (8)(9)            1.24%
 Director

 Joseph Mizrachi                    2,738,500 (10)             15.75%
 7700 Congress Avenue, Ste. 3106
 Boca  Raton, Florida 33487

 Joe Dahan                            632,990 (11)              4.20%
 President of Joe's Jeans, Inc.

 Seymour Braun                      3,312,500 (12)            20.20%
 Braun & Goldberg
 110  East  59th  St,
 Suite 3201
 New York, NY 10022

 Suhail Rizvi                              --                     --
 Director

 All Executive Officers             7,265,464                 40.95%
 and Directors as a Group  (2)(4)(5)(6)(7)(8)(9)(11)
 (8 persons)

 ________________
 * Less than 1%


     (1) Pursuant to the rules of the Securities and Exchange Commission ("SEC"), certain shares of the Company's Common Stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof pursuant to the exercise of options or warrants for the purchase of shares of Common Stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 14,901,264 shares outstanding as of March 25, 2003.

               The address for the officers and Directors is the corporate office of the Company located at 5900 S.
          Eastern Ave., Suite 124 Commerce, California, 90040.

     (2) Includes 10,000 shares subject to currently exercisable options with an exercise price of $1.00 per share expiring in April 2022 and 750,000 shares subject to exercisable warrants with a 3-year term expiring October 2003 and an exercise price of $2.10 per share.

     (3) Includes 650,000 shares solely owned by Azteca Productions International, Inc., 23,900 shares owned solely by Hubert Guez, 250,000 shares and currently exercisable warrants aggregating 500,000 shares which have an exercise price of $2.10 per share and an expiration date of October 29, 2003 and are owned solely by SHD Investments, LLC, of which Mr. Guez's brother is the manager, 1,863,637 shares and currently exercisable warrants aggregating 1,000,000 shares which have an exercise price of $2.10 per share and an expiration date of October 29, 2003 and currently exercisable warrants aggregating 300,000 shares which have an exercise price of $2.10 per share and an expiration date of October 1, 2005 and are owned solely by Commerce Investment Group, LLC, 250,000 shares and currently exercisable warrants aggregating 250,000 shares which have an exercise price of $2.10 per share and an expiration date of October 29, 2003 and are owned solely by the Griffin James Aron Guez Irrevocable Trust dated September 13, 1996, currently exercisable warrants aggregating 250,000 shares which have an exercise price of $2.10 per share and an expiration date of October 29, 2003 and are owned solely by the Stephan Avner Felix Guez Irrevocable Trust dated September 13, 1996, currently exercisable warrants aggregating 1,000,000 shares which have an exercise price of $2.10 per share and an expiration date of October 29, 2003 and are owned solely by Integrated Apparel, LLC. All parties listed herein are members of a "group" for the purposes of Section 13(d) of the Exchange Act and with the exception of the 23,900 shares owned solely by Mr. Guez, Mr. Guez disclaims beneficial ownership of all securities described herein .

     (4) Includes 100,000 shares subject to currently exercisable options with an exercise price of $2.40 per share and a 5-year term expiring in December 2007 and 300,000 shares subject to exercisable options pursuant to a 400,000 option grant of nonqualified options made in June 2001 with an exercise price of $1.25 per share and expiring June 5, 2005; also includes 250,000 shares purchased by Ms. Anderson pursuant to the 1997 Stock
          Purchase Right Award, awarded to her in February 1997. Under the terms of the 1997 Stock Purchase Right Award, Ms. Anderson was permitted to, and elected to, pay for the purchase of the 250,000 shares (the "1997 Award Shares")by the execution of a non-recourse note (the "Note") to the Company for the exercise price of $2.8125 per share ($703,125) in the aggregate. The Note was originally due without interest on April 30, 2002, and has been extended to April 30, 2005, and is collateralized by the 1997 Award Shares purchased therewith. Ms. Anderson may pay or prepay
          (without penalty) all or any part of the Note by (i) the payment of cash, or (ii) the delivery to the Company of other shares of Common Stock (other than the 1997 Award Shares) that Ms. Anderson has owned for a period of at least six months, which shares would be credited against the Note on the basis of the closing bid price for the Common Stock on the date of delivery. The 1997 Award Shares will be forfeited and returned (at the rate of one shares per $2.8125) to the Company to the extent the Note is not paid on or before its maturity; accordingly, the number of shares owned by Ms. Anderson could decrease in the future.

     (5) Includes 10,000 shares subject to exercisable options at an exercise price of $1.00 per share and expiring
          April 2022.

     (6) Includes 100,000 shares subject to currently exercisable options with an exercise price of $2.40 per share and a 5-year term expiring in December 2007; 150,000 shares subject to exercisable options pursuant to a 200,000 option grant of nonqualified options made in June 2001 with an exercise price of $1.25 per share and expiring June 5, 2005; 100,000 shares subject to currently exercisable options with an exercise price of $4.75 expiring in February 2004; 25,000 shares subject to currently exercisable options with an exercise price of $3.31 per share expiring in July 2003, and 750,000 shares subject to currently exercisable warrants with an exercise price of $2.10 per share and a 3-year term expiring in October 2003.

     (7) Includes 100,000 shares subject to currently exercisable options with an exercise price of $4.75 per share and expiring February 2004, 10,000 shares subject to currently exercisable options with an exercise price of $1.00 per share and expiring April 2022. Also includes 83,334 shares subject to currently exercisable options which are exercisable within the next 60 days, and are a part of a 1,000,000 share option grant dated March 25, 2003 that vests over a 24 month period and has an exercise price of $2.86 per share and an expiration date of March 2023

     (8) Includes 10,000 shares subject to currently exercisable options with an exercise price of $1.00 per share and expiring in February 2022.

     (9) Includes 25,641 shares subject to exercisable 20-year term options with an exercise price of $0.39 per share granted under the Company's 2000 Director Stock Incentive Plan in lieu of cash directors' fees. See "Director Compensation and 2000 Director Stock Incentive Plan" below.

     (10) Includes 1,497,500 shares of common stock (includes 10,000 shares of Common Stock owned by the wife of Joseph Mizrachi, Cheryl Mizrachi through CJ Rahm, LP) and includes 1,241,000 warrants to purchase shares of common stock (including 16,000 warrants owned by the wife of Joseph Mizrachi, Cheryl Mizrachi through CJ Rahm, L.P.). This information is based solely upon information set forth in a Schedule 13D filed with the Securities and Exchange Commission, dated November 30, 2000 and may include some shares and warrants owned by Innovation, LLC (see footnote 12 below); currently, it is unclear as to the exact amount in question.

          (11) Includes 500,000 shares as to which Mr. Dahan, President of the Joes Jeans, Inc. subsidiary, shares beneficial ownership and 250,000 shares subject to currently exercisable options with an exercise price of $1.00 per share and expiring in February 2005.

          (12) Includes 1,500,000 shares of Common Stock subject to currently exercisable warrants with an exercise price of $2 per share expiring October 31, 2003. Pursuant to a convertible note and pledge agreement dated on or about November 1, 2000 ("Note") whereby Yardworth Mortgage Corp. ("Yardworth") loaned Joseph Mizrachi ("Mizrachi") $1,500,000, Yardworth had the right to convert the outstanding Note into an 85% membership interest in Innovation, LLC, a Delaware limited liability company ("Innovation"), wholly-owned by Mizrachi. Innovation owns 1,812,500 shares of the Company and 1,500,000 shares of Common Stock subject to currently exercisable warrants with an exercise price of $2 per share expiring October 31, 2003. Yardworth's 85% membership interest in Innovation equals 1,540,625 shares of the Company and 1,275,000 shares of common stock subject to currently exercisable warrants to purchase shares of the Company. On February 6, 2003, Yardworth provided written notice to Mizrachi that it was converting the Note into the 85% membership interest in Innovation effective February 21, 2003. Yardworth has the right to vote all shares and warrants owned by Innovation. Seymour Braun ("Braun"), an attorney located at 110 East 59th Street, Suite 3201, New York, NY 10022, is the sole trustee of Praha Trust ("Praha"), a trust organized under the laws of Canada, with an address of 105 Penstraat, Curacao, Netherlands Antilles. Praha is the beneficial owner of Yardworth. Braun, as the sole trustee of Praha Trust, which beneficially owns Yardworth, has the sole power to vote or direct the vote and dispose or direct the disposition of 3,312,500 shares of common stock, including 1,500,00 warrants to purchase 1,500,000 shares of common stock. This information is based solely upon information set forth in a Schedule 13D filed with the Securities and Exchange Commission, dated March 6, 2003.

                      ELECTION OF DIRECTORS
                          (PROPOSAL 1)

     The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three Directors, with the exact number of Directors (subject to such minimum and any range of size established by the Company's stockholders) to be determined by resolution of the Board of Directors. The Board of Directors currently consists of seven Directors. At the Annual Meeting, seven Directors will be elected to serve until the 2004 annual meeting of stockholders, which is expected to be held in May
2004.   The  Board  of Directors' nominees for election  are  set
forth below.

     Each of the Company's Directors is elected at the annual meeting of stockholders and serves until the next annual meeting and until a successor has been elected and qualified or their earlier death, resignation or removal. Vacancies in the Board of Directors are filled by a majority vote of the remaining members of the Board of Directors.

     In connection with investments by Commerce Investment Group, LLC and other investors affiliated with Hubert Guez ("Commerce Group") during August and October 2000, (as discussed in this Proxy Statement under "Certain Related Party Transactions"), the Company agreed that Mr. Guez shall have the right to nominate three individuals for election to the Board. Additionally, one of Mr. Guez's nominees, if elected, shall have the right to serve on the each of the Company's Board committees. Mr. Guez has not nominated any Board member at this time. Joseph Mizrachi, pursuant to investments made in October 2000, has the right to nominate one individual for election to the Board, with this individual having the right to serve on the Company's Board committees upon election. Mr. Mizrachi, at this time, has not nominated a member to the Board.

     As a condition to the investment made by the Commerce Group, the Company amended its Bylaws to provide that from November 2, 2000 until November 1, 2003 the number of members of the Board of Directors will be between three and twelve, with the exact number to be designated by the Board of Directors. The investments made by the Commerce Group are further discussed in this Proxy Statement under "Certain Relationships and Related Transactions."

     Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election as Directors of all of the nominees set forth below. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Directors will be elected by a plurality vote.

THE  BOARD  OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION  OF
ITS NOMINEES FOR DIRECTORS.

Information with respect to Nominees for Directors and  Executive
Officers

     The following table and biographical description sets forth certain information regarding the persons nominated for election as Directors of the Company as of March 25, 2003, based upon information furnished to the Company by each Director.

Name                          Age       Position with the Company

Samuel J. (Sam) Furrow Sr.    61        Chairman of the Board
                                        and Director

Samuel J. (Jay) Furrow, Jr.   29        Chief Executive Officer, Chief
                                        Operating Officer and Director

Patricia   Anderson           44        President and Director

Marc  B.  Crossman            31        Chief  Financial Officer and
                                        Director

Daniel A. (Dan) Page (1)(2)   54        Director

John G. Looney, MD (1)(2)     61        Director

Suhail Rizvi (1)(2)           37        Director

____________________

(1)  Member of the audit committee of the Board of Directors
(2) Member of the executive compensation committee of the Board of Directors

     Following is information with respect to the business experience for at least the last five years and certain other information regarding each of the nominees for election as a Director.

     Samuel J. (Sam) Furrow became a Director in April 1998 and the Company's Chairman and Chief Executive Officer in October 1998. He served as Chief Executive Officer until December, 2000, when Ms. Anderson resumed that position. Mr. Furrow has also been  the  Chairman of Furrow Auction Company (a real estate  and equipment sales company) since April 1968, and previously the Chairman of Furrow-Justice Machinery Corporation (a six-branch industrial and construction equipment dealer) since September 1983 (to whom now Mr. Furrow provides advisory services), owner of Knoxville Motor Company - Mercedes Benz since December 1980 and of Land Rover of Knoxville and Chattanooga since July 1997. Mr. Furrow has been a Director of Southeastern Advertising Inc. (an advertising agency) since April 1968, a Director of First American National Bank since September 1993, and of Goody's Family Clothing, Inc, a publicly traded retail clothing store chain, since 1995. Sam Furrow is Jay Furrow's father.

     Samuel J. (Jay) Furrow, Jr. became the Company's Vice President for Corporate Development and In-House Counsel in August 1998 and a Director in January 1999. Mr. Furrow served as President from December 2000 until July 2002, when he became Chief Executive Officer. He has also served as the Company's
Chief Operating Officer since April 1999 and its Acting Chief Financial Officer from August 2000 through March 2003. Mr. Furrow is an attorney. Mr. Furrow has a J.D degree from Southern Methodist University School of Law and has a B.S degree from Vanderbilt University. Jay Furrow is Sam Furrow's son.

     Patricia Anderson has been a Director of the Company since August 1990, President of the Company from August 1990 through December 2000 and since July 2002, and President of the Company's Innovo, Inc. subsidiary since she founded that company in 1987. From August 1990 until August 1997, Ms. Anderson was also the Chairman and Chief Executive Officer of the Company, and she once again served as Chief Executive Officer from December 2000 through July 2002.

     Marc B. Crossman has been a Director since January 1999 and Chief Financial Officer since March 2003. Mr. Crossman has also been a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York, New York, since January 1999, and was previously a Vice President and Equity Analyst with CIBC Oppenheimer Corp. from September 1997 through January 1999 and an Associate and Equity Analyst with Dain Rauscher Wessels from November 1994 through September 1997. Mr. Crossman has extensive experience in financial analysis and has been involved in corporate finance at many levels. Mr. Crossman has a degree in mathematics from Vanderbilt University.

     Daniel A. Page was the chief operating officer of the Company from August 1997 through April 1999 and has been a Director of the Company since August 1997. From June 1993 until August 1997, Mr. Page was the principal operating and executive officer of Southeast Mat Company, a privately held manufacturer of automobile floor mats. Prior thereto Mr. Page was the president of Tennessee Properties Company, a privately held real estate development company.

     John G. Looney, MD has been a Director since August 1999. Dr. Looney is a psychiatrist employed by the Duke Medical Center since 1986. Dr. Looney just completed a role as Medical Director of Peninsula Behavioral Health, a multi-hospital psychiatric treatment system in East Tennessee. He was responsible for building the clinical programs of this large enterprise. Dr. Looney is currently working with Carolinas' Medical Center in Charlotte, North Carolina, pursuant to a contract between the Duke Medical Center and Carolinas' Medical Center. Dr. Looney has been a Board of Director member of Covenant Behavioral Health, Knoxville, TN, since 1995. He also participates in a variety of venture capital investments independent of Duke, Carolinas' Medical Center and the Company.

     Suhail R. Rizvi has been a Director since March 2003. Since 1995, Mr. Rizvi has been the Chairman and a Director of Electronic Manufacturing Services, Inc., a Puerto Rico based OEM contract manufacturing company. From 1991 to 1995, Mr. Rizvi was the founder and principal in Suntel, Inc., a telecommunications services company that later became part of Access Authority, Inc., a company that provided international long distance resale services to customers in Europe and Asia. From 1986 to 1991, Mr. Rizvi was a financial analyst for MIG Companies, a multi-billion dollar investment management firm and in 1989, became a principal in the firm and headed up the firm's efforts in the real estate and corporate securities area. Mr. Rizvi has also been the Chairman and Director for JN Industries since April 2002, the Chairman and Director of R and C Technology since December 2001 and a Director for Doublespace Holdings since April 1999. Mr. Rizvi has a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania.

Other Significant Employees

     The biographical description of the Company's executive officers is provided above. The Company deems Joe Dahan, the President of Joe's Jeans, Inc., to be a "significant employee" as defined by Item 401 of Regulation S-K of the Securities Act of 1933. Mr. Dahan's biographical information is provided below.

     Joe Dahan is the President and head designer of Joe's Jeans, Inc. Mr. Dahan is responsible for the design, development and marketing of Joe's Jeans, Inc.'s products. Prior to his employment with Joe's Jeans, Inc. Mr. Dahan was the head designer for Azteca Production International, Inc., where he was responsible for the design, development and merchandising of product lines developed by Azteca Production International, Inc. Mr. Dahan, prior to his employment with Azteca Production International, Inc., was engaged in the design and development of apparel products for a company of which he was an owner and operator.

            CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors and Meetings of Directors

     The Board of Directors manages the Company through Board meetings and through its committees. During 2002, the Board of Directors met five times and acted by unanimous written consent on seven occasions. No incumbent director who served as a director in 2002 attended less than 75% of all the meetings of the Board and the committees on which he or she served during 2002 except for Dan Page, who missed two Board meetings.

Compensation of Directors

     Pursuant to the Company's 2000 Director Stock Incentive Plan (the "2000 Director Plan"), each non-employee director receives annual compensation in the form of options to buy Common Stock with a nominal initial value of $10,000. Directors who are also employees of the Company receive no additional compensation for their services as directors. Board Members who serve on the Board committees do not receive additional compensation for serving on the Board committees. See "Equity Compensation Plan Information" for further discussion of the 2000 Director Plan.

     Prior to the adoption of the 2000 Director Plan, the Company customarily issued options to a new Board member upon joining the Board. The Company currently issues all Board options under the 2000 Director Plan. Mr. Page received a grant of nonqualified stock options to purchase 120,000 shares of Common Stock at an exercise price of $3.31 per share upon becoming a Director in August 1997. All of such options are vested. Sam Furrow received a grant of nonqualified stock options to purchase 100,000 shares of Common Stock at an exercise price of $4.75 per share upon becoming a Director in March 1998. These options expired on March 1, 2003. Jay Furrow received a grant of nonqualified stock options to purchase 100,000 shares of Common Stock at an exercise price of $4.75 per share upon becoming a Director in February 1999. Mr. Crossman received a grant of nonqualified stock options to purchase 100,000 shares of Common Stock at an exercise price of $4.75 per share upon becoming a Director in February 1999. All of such options are currently vested.

Committees of the Board of Directors

     The  Board  of  Directors  has an  Audit  Committee  and  an
Executive Compensation Committee. The Board does not have a nominating committee. The Board selects director nominees to stand for election at the annual stockholder meetings. The Board will consider stockholder nomination(s), provided such nomination(s) are submitted in writing to the Secretary of the Company no later than December 23, 2003, together with the identity of the nominator and the number shares of the Company's stock owned, directly and indirectly, by the nominator. The Board also requires certain specified information pertaining to the nominee which requirements can be obtained from the Secretary of the Corporation by making a written request to the Company at 5900 S. Eastern Ave, Commerce, CA 90040. The submission of a director nomination by a stockholder does not guarantee that the Board will recommend such director nominee to the stockholder's for election at the annual meeting. No such nominations have been received as of the date hereof in connection with the Annual Meeting.

     The Audit Committee. The Audit Committee is primarily responsible for (i) monitoring the integrity of the Company's financial reporting process and systems of internal controls
regarding   finance,  accounting,  and  legal  compliance,   (ii)
monitoring the independence and performance of the Company's independent auditors and internal auditing department, and (iii) providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors. The Audit Committee has a charter that details its duties and responsibilities, which was adopted by the Board on June 8, 2000. A copy of the charter was filed with the Securities and Exchange Commission in connection with the filing of our proxy statement for our 2000 annual meeting of stockholders. The current members of the Audit Committee are Dr. Looney and Messrs. Page and Rizvi. Mr. Rizvi joined the Executive Compensation Committee by replacing Mr. Crossman as a member in March 2003. Mr. Crossman resigned from the Audit
Committee  when  he  was  appointed to  be  the  Company's  Chief
Financial Officer. Currently, all Audit Committee members are "independent" under NASDAQ listing standards. Dan Page was not considered "independent" last year under the guidelines because he had been a Company employee within the prior three years. During fiscal 2002, the Audit Committee met four times. The formal report of the Audit Committee with respect to 2002 begins on page 12 of this Proxy Statement.

     Executive Compensation Committee. The Executive Compensation Committee reviews and recommends the compensation arrangements for management of the Company. The current members of the Executive Compensation Committee are Dr. Looney and Messrs. Page and Rizvi. Mr. Rizvi joined the Executive Compensation Committee by replacing Mr. Crossman as a member in March 2003. The Executive Compensation Committee administers the Company's 2000 Employee Plan. In carrying out such responsibilities, the Executive Compensation Committee reviews the salaries, benefits, performance, and other incentive bonuses of key employees as well as the general terms and conditions of the other benefit plans. During fiscal 2002, the Executive Compensation Committee met one time. Executive officers of the Company are elected on an annual basis and serve at the discretion of the Board of Directors. The formal report of the Executive Compensation Committee with respect to 2002 executive compensation begins on page 13 of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

     In accordance with the written charter of the Audit Committee, which was approved by the Board of Directors on June 8, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. In addition, the Audit Committee recommends to the full board the selection of the independent auditors.

     The Audit Committee consists of three directors who are "Independent" for purposes of the NASDAQ listing standards.

     In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended November 30, 2002 with management and the Company's independent auditors. The Audit Committee also discussed with the Company's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees" as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the independent auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee:

JOHN G. LOONEY, MD
Daniel A. Page
Suhail R. Rizvi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, the Executive Compensation Committee of the Board of Directors was comprised of John G. Looney, MD, Daniel A. Page and Marc B. Crossman. Mr. Crossman resigned from this
Committee when he was appointed to be the Company's Chief Financial Officer. Mr. Suhail R. Rizvi replaced Mr. Crossman on the Executive Compensation Committee.

     During 2002, no executive officer of the Company served on the board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of the Board or Executive Compensation Committee of the Company.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

      As the Company's business grows, the Executive Compensation Committee expects to work closely with management to design an executive compensation program to assist the Company in attracting and retaining needed outstanding executives and senior management personnel. The design and implementation of such program will evolve as needed, but will be based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies of similar size; and (ii) linking executives' compensation with the Company's or a division's financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

        The three principal components of the executive compensation program are expected to include annual base salary, short-term incentive compensation in the form of performance bonuses payable in cash each year, and long-term incentive compensation in the form of stock options. The Company has not previously needed to attract additional executive management through its compensation arrangement, but expects have such requirements in the near future. Executive officers of the Company are elected on an annual basis and serve at the discretion of the Board of Directors.

      Mr. Jay Furrow became Chief Executive Officer in July 2002, succeeding Ms. Patricia Anderson, who currently serves as the Company's President. Prior to December 2002, the annual base salary for both Mr. Furrow and Ms. Anderson was $150,000 and $200,000 respectively. As of December 2002, the annual compensation for both Mr. Furrow and Ms. Anderson was increased to $275,000 in base salary in addition to each receiving, in December 2002, a stock option grant of 100,000 of Common Stock with an exercise price of $2.40 per share expiring in December 2007. Up to 1,000,000 shares of Common Stock, subject to adjustment as provided in the 2000 Employee Plan, may be issued under the 2000 Employee Plan. n an effort to conserve the amount of Common Stock which can be issued under the 2000 Employee Plan, the option grants made to the Company's Chief Executive Officer and President were made outside of the Company's 2000 Employee Plan. As such, the grant is subject to shareholder approval(see Proposal 2 below).

       During fiscal 2002, the Executive Compensation Committee met during the Company's Board meeting held on November 27, 2003 at which time the Executive Compensation Committee voted in favor of granting the Company's Chief Executive Officer, Samuel J. Furrow, Jr. and the Company's President, Patricia Anderson each a raise to an annual salary of $275,000 and 100,000 options priced at $2.40 subject to shareholder approval. Such compensation was recommend by the Executive Compensation Committee and approved by the full Board of Directors and was based on individual performance and analysis of compensation for the positions at comparative companies.

       Neither Ms. Anderson nor Mr. Furrow have employment agreements with the Company.

The Compensation Committee:

John G. Looney, MD
Daniel A. Page
Suhail R. Rizvi

       The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

Executive Compensation and Other Information

     Summary Compensation Table. The following table sets forth the compensation paid to the Chief Executive Officer of the Company during fiscal 2002 and to the other executive officer of the Company who received annual compensation in excess of $100,000 during fiscal 2002 (the "Named Executive Officers") during fiscal years 2002, 2001 and 2000.


                                      Summary Compensation Table

                               Annual Compensation(1)   Long-term      Compensation
Name and                                              Other Annual      Options/
Principal Position            Year   Salary  Bonus   Compensation(2)      SARs
------------------            ----   ------  -----   --------------       ----

Samuel J. Furrow, Jr.         2002  $160,000    --               --         --
CEO and COO                   2001   143,000    --               --      150,000
                              2000   100,000    --               --         --


Patricia Anderson       2002  $206,000    --               --         --
President                     2001   200,000    --               --      300,000
                              2000   195,000    --               --         --

Joe Dahan                     2002  $100,000    --               --         --
President, Joe's Jeans, Inc.  2001    61,538    --               --      250,000
                              2000        --    --               --         --


  (1) No executive officer received restricted stock awards or option grants during the fiscal year ending November 30, 2002;
  (2) Does not include any royalties payable to Mr. Dahan by the Company for the acquisition of the licensing rights to the JD logo and Joe's Jeans trademark for all apparel and accessory products from JD Design, LLC, a company owned by Dahan.

Employment  Contracts, Termination of Employment  and  Change  in
Control
       The Company has entered into no employment or severance agreements other than an employment agreement with Joe Dahan. The employment agreement with Mr. Dahan, the President of the Company's Joe's Jeans, Inc. subsidiary, stipulates that Mr. Dahan shall receive an annual salary of $100,000. Mr. Dahan's employment agreement can be terminated by either party by given 60 days written notice prior to the anniversary date of the agreement acknowledging either parties desire to terminate the agreement.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance, which includes the Company's 2000 Employee Stock Incentive Plan (the "2000 Employee Plan") and 2000 Director Plan. The table does not include the aggregate of 200,000 shares of Common Stock issued to each of the Company's Chief Executive Officer and President in December 2002; such shares are subject to approval and ratification of the option grants by the shareholders pursuant to Proposal 2 below.

                                                                        Number of Securities
                                                                       Remaining Available For
                                                                        Future Issuance Under
                        Number of Securities to    Weighted Average      Equity Compensation
                         be Issued Upon Exercise    Exercise Price of           Plan
                          of Outstanding Options,  Outstanding Options, (excluding securities
Plan Category               Warrants and Rights    Warrants and Rights  reflected in Column (a))
-------------               -------------------    -------------------  ------------------------

                                     (a)                 (b)                    (c)

Equity compensation plans(1)
approved by security holders:
  2000 Employee Plan               280,000              $1.00                 720,000
  2000 Director Plan               142,564              $0.67                 357,436


Equity compensation plans not
approved by security holders:
Pat Anderson(2)                    300,000              $1.25                      0

Samuel (Jay) Furrow(3)             150,000              $1.25                      0
                                   100,000              $4.75                      0
                                    25,000              $3.31                      0

Total                              997,564                                 1,077,436


(1) See "2000 Employee Stock Incentive Plan" and "2000 Director Stock Incentive Plan" described above.
(2) Includes 300,000 shares subject to exercisable options pursuant to a 400,000 option grant of nonqualified options made in June 2001 with an exercise price of $1.25 per share and expiring June 5, 2005; all such options are subject to shareholder approval pursuant to Proposal 2 below.
(3) Includes 150,000 shares subject to exercisable options pursuant to a 200,000 option grant of nonqualified options made in June 2001 with an exercise price of $1.25 per share expiring June 5, 2005; 100,000 shares subject to currently exercisable options with an exercise price of $4.75 and expiring in February 2004; all such options are subject to shareholder approval pursuant to Proposal 2 below. Also included are 25,000 shares subject to currently exercisable options with an exercise price of $3.31 per shareexpiring in July 2003 which are not subject to shareholder approval.


STOCK PLANS

2000 Employee Plan

      The 2000 Employee Plan provides for the grant of options to officers, employees and consultants of the Company and its affiliates (an "Affiliate"). The 2000 Employee Plan continues in effect until March 2010, unless terminated earlier. Options granted under the 2000 Employee Plan may be either "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs").

     The 2000 Employee Plan is administered by the Board of Directors. The Board of Directors has full authority in its discretion to determine the officers and key employees of the Company or its affiliates to whom stock incentive options will be granted and the terms and provisions of stock incentive options, subject to the requirements and limitations of the 2000 Employee Plan. Subject to the provisions of the 2000 Employee Plan, the Board of Directors has full and conclusive authority to interpret the 2000 Employee Plan; to prescribe, amend and rescind rules and regulations relating to the 2000 Employee Plan, to determine the terms and provisions of the respective stock incentive agreements and to make all other determinations necessary or advisable for the proper administration of the 2000 Employee Plan.

     The 2000 Employee Plan is intended to: (a) provide incentive to officers and key employees of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of stock, or to receive compensation which is based upon appreciation in the value of the stock; and (c) provide means of obtaining, rewarding and retaining key personnel and consultants.

     The number of shares of stock as to which a stock incentive may be granted will be determined by the Board of Directors in its sole discretion, subject to the limitations of the 2000 Employee Plan. To the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of stock with respect to which options may be granted during any one year period to any employee many not exceed 500,000.

     Stock option grants issued under the 2000 Employee Plan may be granted only to officers, and key employees and consultants of the Company, or any Affiliate of the Company. The aggregate fair market value (determined as at the date an ISO is granted) of stock with respect to which stock options intended to meet the requirements of the Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs.

     The 2000 Employee Plan was adopted by the Company's Board of Directors on March 12, 2000 and approved by stockholders at the 2000 annual meeting. Up to 1,000,000 share of Common Stock, subject to adjustment as provided in the 2000 Employee Plan, may be issued under the 2000 Employee Plan. As of March 25, 2003, 280,000 shares have been issued under the Company's 2000 Employee Plan. Awards under the 2000 Employee Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2000 Employee Plan.

Federal Income Tax Consequences of Options

         The following is a brief summary of certain Federal income tax aspects of awards of options to Company employees under the 2000 Employee Plan and otherwise based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of death or disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date of the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the optionee will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Unless an optionee engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction in the same amount and at the same time as compensation income is taxable to the optionee.

         An optionee will not realize taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is ordinary compensation income taxable to the optionee. The Company generally will be entitled to a deduction in the same amount and at the same time as compensation income is taxable to the optionee.

2000 Director Plan

     The purpose of the 2000 Director Plan is to permit the granting of stock options to Directors of the Company who are not employees of the Company at an exercise price less than market value at the date of grant in lieu of paying Directors' fees in cash, thereby advancing the interests of the Company by encouraging and enabling the acquisition of its common stock by Directors whose judgment and ability are relied upon by the Company for the attainment of its long-term growth and development. Accordingly the 2000 Director Plan is intended to promote a close identity of interest among the Company, the Directors, and its stockholders, as well as to provide a means to attract and attain well-qualified Directors. The 2000 Director Plan was adopted by the Company's Board of Directors on September 13, 2000 and approved by stockholders at the 1999 annual shareholder's meeting.

     There are authorized for issuance or delivery upon the exercise of options to the be granted from time to time under the 2000 Director Plan an aggregate of 500,000, subject to adjustment as provided in the 2000 Director Plan. As of March 25, 2002, 142,564 shares have been issued under the 2000 Director Plan. The 2000 Director Plan is administered by the Executive Compensation Committee, which shall consist of not less than two Directors appointed by the Board.

      The 2000 Director Plan provides for the automatic grant of options to directors of the Company and its affiliates and subsidiaries (an "Affiliate") in place of director's fee payable in cash. Each non-management member of the Board of Directors receives annual compensation in the form of options to buy Common Stock with a nominal initial value of $10,000. Board Members currently do not receive additional compensation for serving on the Company's Board committees.

     Each option has an exercise price equal to one-half of the market price on the date of grant, and covers a number of shares equal to $10,000 divided the exercise price per share. The market price is determined as of the close of business on the day of the Company's Board meeting immediately following the Company's annual shareholder meeting. The 2000 Director Plan will continue in effect until September 2010, unless terminated earlier. Options granted under the 2000 Director Plan are nonqualified stock options.

     During 2002, the non-employee directors received exercisable
20-year term options to purchase 10,000 shares with an exercise price of $1.00 per share under the Company's 2000 Director Plan in lieu of cash directors' fees.


 Aggregated Option/SAR Exercised in 2002 and Year-end Option/SAR
                             Values

      The following table sets froth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended November 30, 2002. In addition, the table sets forth the number of shares covered by unexercised stock options held by the Named Executive Officers as November 30, 2002, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock and the market price of the shares subject to such option as of November 30, 2002.


                       Shares                Number of Unexercised     Value of Unexercised
                      Acquired               Options/SARs at FY-End  In-the-Money Options/SARs
                         on       Value        (#) Exercisable/           ($) Exercisable/
Name                  Exercise   Realized       Unexercisable               Unexercisable
----                  --------   --------       -------------               -------------

Samuel J. Furrow Jr.      0         0           275,000/0                   $202,500(1)(2)(3)

Pat Anderson              0         0           300,000/0                   $405,000(1)(2)

Joe Dahan                 0         0           250,000/0                   $400,000(1)


(1) Based on a closing price per share of $2.60 for the Common Stock on November 30, 2002, as reported by the Nasdaq Small Cap Market.
(2) Does not include a stock option grant of 100,000 shares of Common Stock with an exercise price of $2.40 per share expiring in December 2007 which was granted to each of Furrow and Anderson-Lasko in December 2002; the grants are subject to shareholder approval pursuant to Proposal 3 herein.
(3) Does not include warrants for the purchase of up to 750,000 shares with an exercise price of $2.10 per share and expiration of October 2003 which were acquired by Furrow in a debtassumption transaction in October 2000 and is unrelated to compensation.


Stock Performance Graph

       The following graph compares the cumulative total stockholder return of the Company, the NASDAQ Stock Market (U.S. companies) Index (the "Nasdaq Market Index") and the NASDAQ Non-Financial Stocks Index. Measurement points are the last trading day of each of the Company's fiscal years ended November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000,
December 1, 2001 and November 30, 2002. The graph assumes that $100 was invested on November 30, 1997 in the Common Stock of the Company, the Nasdaq Market Index and the Nasdaq Non-Financial Stocks Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessary indicative of future stock price performance.

                       INNOVO GROUP, INC.
              COMPARISON OF CUMULATIVE TOTAL RETURN
                   TO NASDAQ MARKET INDEX AND
                   NASDAQ NON-FINANCIAL INDEX
                       (PERFORMANCE GRAPH)

                          1997    1998    1999    2000   2001    2002
                          ----    ----    ----    ----   ----    ----
Innovo Group Inc.         $100  $ 21.91 $ 24.29 $ 12.39 $ 29.86 $ 39.60

NASDAQ Stock Market(US)   $100  $122.59 $210.61 $163.33 $121.68 $ 93.92

NASDAQ Non-Financial
 Stocks                   $100  $124.42 $224.33 $172.06 $122.73 $ 90.68


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties. Related party transactions are approved by a majority of the disinterested directors.

Anderson Stock Purchase Agreement

     Pursuant to a Stock Purchase Right Award granted in February 1997, the Company's president purchased 250,000 shares of common stock (the Award Shares) with payment made by the execution of a non-recourse note (the Note) for the exercise price of $2.81 per share ($703,125 in the aggregate). The Note was due, without interest, on April 30, 2002, and was collateralized by the 1997 Award Shares. The Note may be paid or prepaid (without penalty) by (i) cash, or (ii) the delivery of the Company's common stock (other than the Award Shares) held for a period of at least six months, which shares would be credited against the Note on the basis of the closing bid price for the Common Stock on the date of delivery.

      On July 18, 2002, the Board of Directors voted in favor of extending the term of Note until April 30, 2005. The remaining provisions of the Note remained the same. At November 30, 2002, $703,000 remains outstanding under this promissory note.

Purchases of Goods and Services

      During fiscal 2000, the Company restructured its operations to focus on its core product categories with the highest volume and profit margin. The Company also raised additional working
capital  and  converted  certain  indebtedness  to  equity.   The
restructuring was undertaken as a condition to the equity investment by the Commerce Group, a strategic investment partner, and resulted in Commerce and its affiliates becoming an affiliate
of  the  Company.    In  an effort to reduce  product  costs  and
increase gross profit, the Company shifted manufacturing to third-party foreign manufacturers and outsourced certain distribution functions to the Commerce Group to increase the effectiveness of the distribution network and reduce freight costs. In September 2000, the Company completed the closure of its Knoxville,
Tennessee,   manufacturing   and  distribution   operations   and
realigned these functions in accordance with terms under certain supply and distribution agreements with Commerce Group.

       These  agreements  provide  for  Commerce  Group  or   its
designated affiliates to manufacture and supply specified craft products to the Company at agreed upon prices. In addition, Commerce Group provides distribution services to the Company for its craft products for an agreed upon fee, including warehousing, shipping and receiving, storage, order processing, billing, customer service, information systems, maintenance of inventory
records,  and  all direct labor and management  services.   These
agreements, which expired in 2002, were renewed for a two-year term ending 2004 and are renewable thereafter for consecutive two-year terms unless terminated by either party with 90 days notice. Purchases of craft goods and distribution services during the initial term were subject to a minimum of $3,000,000, which the Company purchased from Commerce Group during the first term of the agreement. No minimum obligation is required for the renewal periods.

       As required under the terms of the Commerce Group investment, the Company's Innovo subsidiary purchased its craft goods and distribution and operational services from Commerce Group in fiscal 2002, 2001 and 2000. The services purchased included but were not limited to accounts receivable collections, certain general accounting functions, inventory management and distribution logistics. The following schedule represents Innovo's purchases from Commerce Group during fiscal 2002, 2001 and 2000 (in thousands):


                                     Innovo
                              2002    2001    2000
Goods                        $3,317  $2,320  $3,108
Distribution  Services          644     362     196
Operational   Services          203     112      --
                              -----   -----   -----
Total                        $4,164  $2,794  $3,304
                              -----   -----   -----
                              -----   -----   -----

      During fiscal 2002 and fiscal 2001, Joe's and IAA purchased goods and services from Commerce Group. Joe's and IAA did not purchase goods or services from Commerce Group in 2000. The purchases were made based on Joe's and IAA's needs during the period and were not made pursuant to contractual obligations. The distribution expenses are reflected in the cost of goods sold in the Company's financial statements. The following schedule represents Joe's and IAA's purchases from Commerce Group (in thousands):

                              Joe's         IAA
                            2002   2001   2002   2001
Goods                     $6,102 $1,102 $6,171 $1,794
Distribution Services        107     20     --     --
                           -----  -----  -----  -----
Total                     $6,209 $1,122 $6,171 $1,794
                           -----  -----  -----  -----
                           -----  -----  -----  -----

      Additionally, the Company is charged an allocation expense from Commerce Group for expenses associated with the Company occupying space in Commerce Group's Commerce Group, California facility and the use of general business machines and communication services. These expenses totaled approximately $25,000 for fiscal 2002 and fiscal 2001.

      The Company from time to time will advance or loan funds to Commerce Group for use in the production process of the Company's goods or for other expenses associated with the Company's operations. The Company believes that all the transactions conducted between the Company and Commerce Group were completed on terms that where competitive and at market rates.

As part of the Commerce Group transaction completed in 2000, Mr. Hubert Guez, a principal of the Commerce Group, was given the right to nominate three directors to the Company's Board of Directors. Additionally, if elected, one of Mr. Guez's nominees shall have the right to serve on each of the Company's Board committees.

JD Design, LLC

      Pursuant to the license agreement entered into with JD Design, LLC under which the Company obtained the licensing rights to Joe's Jeans, Joe's Jeans, Inc. is obligated to pay a 3% royalty on the net sales of all products bearing the Joe's Jeans or JD trademark or logo. Joe Dahan, the President of the Company's Joe's Jeans, Inc. subsidiary, is a principal of JD Design, LLC. For fiscal 2002 and 2001, this amount totaled $277,000 and $46,000, respectively.

Azteca Production International, Inc.

      In the third quarter of fiscal 2001, the Company acquired Azteca Productions International, Inc.'s Knit Division and formed the subsidiary Innovo-Azteca Apparel, Inc. Azteca Production International, Inc. is an affiliate of the Commerce Group and Mr. Hubert Guez. Pursuant to equity transactions completed in 2000, Azteca Production International, Inc. and its principals, including Mr. Hubert Guez, became affiliates of the Company. The Company purchased the Division's customer list, the right to manufacture and market all of the Knit Division's current products and entered into certain non-compete and non-solicitation agreements and other intangible assets associated with the Knit Division. As consideration, the Company issued to Azteca, 700,000 shares of Company's Common Stock valued at $1.27 per share based upon the closing price of the common stock on August 24, 2001, and promissory notes in the amount of $3.6 million. Included in due to related parties is $2,250,000 at November 30, 2002 relating to amounts due to Commerce Group for goods and services described above.

Facility Lease Arrangements

      The Company currently leases its Knoxville, TN office and storage space from a company owned by Sam Furrow, the Company's Chairman. The office space is approximately 5,000 square feet consisting of the first floor of a two-story building located in downtown Knoxville, Tennessee, with a monthly rental of $3,500 triple net. The storage space is used by the Company to store its documents and is currently rented on a month-to month basis for $450 per month.

Crossman Loan to the Company

      On February 7, 2003 the Company entered into a loan agreement with Marc Crossman, a member of the Company's Board of Directors and Chief Financial Officer. The loan was funded by Mr. Crossman in two phases of $250,000 each on February 7, 2003 and February 13, 2003 for an aggregate loan value of $500,000. In the event of default, each phase is collateralized by 125,000 shares of the Company's Common Stock as well as a general claim on the assets of the Company, subordinate to existing lenders. Each phase matures six months and one day from the date of its respective funding, at which point the principal amount and any accrued interest is due in full. The loan carries an 8%
annualized interest rate with interest due on a monthly basis. The loan may be repaid by the Company at any time during the term of the loan without penalty. Further, the Company has the option to extend the term of the loan for an additional period of six months and one day at anytime before maturity. The disinterested directors of the Company approved the Loan from Mr. Crossman.

Joseph Mizrachi and Yardworth Mortgage Corp. Transactions

     Pursuant to a convertible note and pledge agreement dated on or about November 1, 2000 ("Note") whereby Yardworth Mortgage Corp. ("Yardworth") loaned Joseph Mizrachi ("Mizrachi") $1,500,000, Yardworth had the right to convert the outstanding
Note into an 85% membership interest in Innovation, LLC, a Delaware limited liability company ("Innovation"), wholly-owned by Mizrachi. Innovation owns 1,812,500 shares of the Company and 1,500,000 shares of Common Stock subject to currently exercisable warrants with an exercise price of $2 per share expiring October 31, 2003. Yardworth's 85% membership interest in Innovation equals 1,540,625 shares of the Company and 1,275,000 shares of common stock subject to currently exercisable warrants to purchase shares of the Company. On February 6, 2003, Yardworth provided written notice to Mizrachi that it was converting the
Note into the 85% membership interest in Innovation effective February 21, 2003. Yardworth has the right to vote all shares and warrants owned by Innovation. Seymour Braun, an attorney located at 110 East 59th Street, Suite 3201, New York, NY 10022, is the sole trustee of Praha Trust ("Praha"), a trust organized under the laws of Canada, with an address of 105 Penstraat, Curacao, Netherlands Antilles. Praha is the beneficial owner of Yardworth. This information is based solely upon information set forth in a
Schedule 13D filed with the Securities and Exchange Commission, dated March 6, 2003.

      Pursuant to an investment with Mizrachi and his affiliates, in October 2000, the Company granted Mizrachi the right to nominate on individual to serve on the Company's Board of Directors, and if elected, the nominated Director shall have the right to serve on each of the Company's Board committees.

Section 16 Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") on a timely basis. Directors, officers and greater than ten percent beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such forms furnished to the Company and certain of the Company's internal records, or upon written representations that no Form 5s were required, the Company believes that during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis except that Mr. Guez inadvertently failed to timely file a Form 4 reporting the acquisition of 500 shares in December 2001, the acquisition of 2,100 shares in January 2002 and the acquisition of 1,300 shares in February 2002.

    APPROVAL OF OPTION ISSUANCES TO THE COMPANY'S CEO AND ITS
                     PRESIDENT (PROPOSAL 2)

      In December 2002, the Board of Directors approved the grant of options to purchase 100,000 shares of Common Stock to each of the Company's CEO, Samuel J. (Jay) Furrow, Jr., and the Company's President Patricia Anderson. Each option is immediately exercisable at an exercise price of $2.40 per share and has a 5-year term expiring in December 2007, subject to approval and ratification of the grants. The $2.40 exercise price was equal to the closing market price of the Company's Common Stock as reported by NASDAQ National Market on December 2, 2002, the date of the grants.

   In March 2000, the Board of Directors approved the grant of options to purchase 200,000 shares of Common Stock of which options to purchase 150,000 shares have vested, to the Company's CEO, Samuel J. (Jay) Furrow, Jr., and 400,000 share of Common Stock, of which 300,000 shares have vested, to the Company's President, Pat Anderson. Each option is immediately exercisableat an exercise price of $1.25 per share and has a 5-year term expiring in June 2005. The $1.25 exercise price is higher than the $1.18 closing price as reported by NASDAQ National Market on June 5, 2001, the date of the grants.

  In February 1999, the Board of Directors approved the grant of options to purchase 100,000 shares of Common Stock to the Company's CEO, Samuel J. (Jay) Furrow, Jr. The option was immediately exercisable at an exercise price of $4.75 per share and has a 5-year term expiring in February 2004. The $4.75 exercise price was higher than the $3.31 closing price as reported by NASDAQ Naitonal Market on February 22, 1999.

  Up  to  1,000,000  shares   of   Common   Stock,   subject   to
adjustment  as  provided  in  the 2000  Employee  Plan,   may  be
issued under the 2000 Employee Plan. In an effort to conserve the amount of Common Stock which can be issued under the 2000 Employee Plan, the option grants made to the Company's Cheif Executive Officer and President were made outside of the Company's 2000 Employee Plan. As such, the grants are subject to shareholder approval. In the event shareholder approval is not obtained, the options will be cancelled.

  All of the foregoing options and NQSO's as described above in "Proposal 1-Election of Directors-Federal Income Tax Consequences of Options." The full Board of Directors has determined that the option grants were appropriate based on individual performance and analysis of compensation for the positions at comparative companies. The option agreements will not be modified or amended in a manner that would increase the cost thereof to the Company. without shareholder approval.

                        NEW PLAN BENEFITS
     Samuel (Jay) Furrow Plan and Patricia Anderson Plan (1)

               Name                  Dollar        Number of
           and Position            Value (2)      Options (3)
   Samuel (Jay) Furrow, CEO and     $294,000        100,000
   COO                              $441,000        150,000
                                    $294,000        100,000

   Patricia Anderson, President     $294,000        100,000
                                    $882,000        300,000

_______________________________
(1) Dollar Value is based upon the closing price of the Company's Common Stock of $2.94 per share on the NASDAQ
National Market for March 25, 2003.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

        RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                          (Proposal 3)

     The Board of Directors has appointed Ernst & Young LLP, ("E&Y") as the Company's independent auditors for the fiscal year ended November 30, 2003, subject to ratification by stockholders at the Annual Meeting. Representatives of E&Y will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of E&Y to audit the books and accounts of the Company for the fiscal year ended November 30, 2002. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 3.

      For the fiscal year ended November 30, 2002, E&Y billed the approximate fees set forth below:

Audit Fees

     The aggregate fees billed for professional services rendered by E&Y for the audit of the Company's consolidated financial statements for the fiscal year ended November 30, 2002, including the reviews of the Company's condensed consolidated financial statements included in its quarterly reports on Form 10-Q during the fiscal year ended November, 30 2002, were approximately $203,917. E&Y also billed the Company $49,211 for audit related services, which primarily consisted of accounting consultations and audit work related to an acquired business.

Financial Information Systems Design and Implementation Fees

      E&Y did not render any services to the Company related to financial information systems design and implementation during the fiscal year ended November 30, 2002.

All Other Fees

      The aggregate fees billed for all other professional services rendered by E&Y during the fiscal year ended November 30, 2002 other than those described above were approximately $16,580. These services consisted primarily of tax return preparation fees.

      The  Audit  Committee  has  determined  that  the  services
provided   by   E&Y  were  compatible  with   maintaining   E&Y's
independence.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.


                   2004 STOCKHOLDER PROPOSALS

      The Company expects to hold its 2004 annual meeting of stockholders in May 2004. Stockholders of the Company may submit proposals that they believe should be voted upon at the 2004 annual meeting consistent with regulations of the Securities and Exchange Commission and the Company's Bylaws.

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 2004 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Secretary of the Company at 5900 S. Eastern Ave., Suite 104, Commerce, California 90040 no later than December 23, 2003. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement.

     A stockholder may also submit a proposal for consideration outside of Rule 14a-8. Pursuant to Rule 14(a)(4)(c)(1), a stockholder may submit a proposal for consideration at the annual meeting. Any such stockholder proposals to be considered at the annual meeting must be submitted in writing to and received by the Secretary of the Company no later than March 8, 2004. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting.

     Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the Company's Bylaws, as applicable.


                 OTHER BUSINESS TO BE TRANSACTED

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED NOVEMBER 30, 2002 ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, AN ADDITIONAL COPY OF THE COMPANY'S 2002 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO INNOVO GROUP INC., ATTENTION: INVESTOR RELATIONS, 5900 S. EASTERN AVE, SUITE 124, COMMERCE, CA 90040. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                        INNOVO GROUP INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD THURSDAY, MAY 22, 2003

THIS  PROXY  IS  BEING  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF
DIRECTORS.

     The undersigned stockholder of Innovo Group Inc. (the "Company") hereby appoints Samuel J. Furrow, Jr., and Patricia
Anderson   or   either  of  them,  with   full   power   of
substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 22, at 10:00 a.m. (local time) at The Wyndham Commerce Hotel, 5757 Telegraph Road, Commerce, CA, 90040 upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournments thereof.

     1.   Election  of seven Directors to serve on the  Board  of
          Directors:

          Samuel J. Furrow         Samuel J. Furrow, Jr.   Suhail Rizvi
          Patricia Anderson  Marc B. Crossman
          Daniel A. Page           John G. Looney

          [   ]      FOR all the nominees listed above (except as
               marked to the contrary below).

          [   ]      WITHHOLD  AUTHORITY  to  vote  for  all  the
               nominees listed above.

               (INSTRUCTION: TO WITHHOLD AUTHORITY  TO  VOTE  FOR
               ANY  INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
               ON THE SPACE PROVIDED BELOW.)


     _________________________________________________________________


          2.    To approve and ratify the issuance of options  to
          purchase an aggregate of 750,000 shares of Common Stock
          granted   to  the  Company's  Chief  Executive  Officer
          and  the   Company's President.

          [   ]     FOR  [   ]     AGAINST   [   ]     ABSTAIN

     3. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending November 30, 2002.

          [   ]     FOR  [   ]     AGAINST   [   ]     ABSTAIN


     _________________________________________________________________

     (continued and to be dated and signed on reverse side.)

                  (continued from other side)

     This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

     THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

     The undersigned hereby acknowledges prior receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 21, 2003, and the Annual Report on Form10-K for the year ended November 30, 2002, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                              Date:   ___________________,  2003.




                              ____________________________________
                              Signature    of   Stockholder    or
                              Authorized Representative

                              Please  date  and sign  exactly  as
                              name appears hereon. Each executor,
                              administrator,  trustee,  guardian,
                              attorney-in-fact      and     other
                              fiduciary should sign and  indicate
                              his or her full title.  In the case
                              of stock ownership  in the name  of
                              two  or  more  persons, all persons
                              should sign.


      [    ]      I  PLAN  TO  ATTEND THE  MAY  22,  2003  ANNUAL
STOCKHOLDERS MEETING


PLEASE  COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
TO  ENSURE A QUORUM AT THE MEETING.  IT IS IMPORTANT WHETHER  YOU
OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT
THE COMPANY TO ADDITIONAL EXPENSE.